Exhibit 99

August 8, 2013

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS SECOND QUARTER 2013 EARNINGS

Earnings Per Share of $0.41

Hawaiian Electric Company Continues to Integrate More Renewable Energy Sources

American Savings Bank Delivers Solid Results

HONOLULU – Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the second quarter of 2013 of $40.6 million, or $0.41 diluted earnings per share (EPS), compared to $38.8 million, or $0.40 diluted EPS for the second quarter of 2012.

“HEI’s stable financial results in the quarter were consistent with our expectations. Higher bank earnings compared to the same quarter last year helped offset slightly lower utility earnings which were primarily driven by a customer refund recorded in the quarter.  At American Savings Bank, higher earnings were supported by good loan growth and declining credit costs in an improving local economy.  This helped offset the continued impact of low interest rates.  As a result, the bank continued to deliver strong profitability metrics while maintaining solid capital levels,” said Constance H. Lau, HEI president and chief executive officer.

At Hawaiian Electric Company, year-to-date renewable energy provided nearly 18% of customers’ electricity usage, already greater than the 2015 renewable portfolio standard of 15%, and even higher on Hawaii Island at 49% and Maui County at 28%.  “A key element of our utility strategy is to seek to lower our customers’ bills by aggressively acquiring and integrating local renewable energy at lower and more stable prices than oil.  As a result, and consistent with our state’s energy policies, our utilities have achieved unprecedented levels of renewable energy, and we recognize the importance of further accelerating our move to less costly renewables,” said Lau.  In order to add even more lower-cost renewable energy as quickly as possible,

Hawaiian Electric Industries, Inc. News Release

August 8, 2013

Hawaiian Electric Company is seeking accelerated approval for five purchase power agreements totaling 64 MW that are priced lower than the existing cost of oil-fired generation.

“In addition to moving to a renewable energy future, we are pursuing many other strategies to better serve customers.  To ensure safe and reliable service, we made $140 million of infrastructure investments in the first half of 2013.  This includes the ongoing execution of our asset management program which is designed to modernize our grid in a cost effective manner and improve service levels.  Our utilities have also been focused on achieving operational and cost efficiencies and have been exploring the possibility of using lower cost liquefied natural gas to help reduce customer bills.  We have to keep pushing the envelope to lower the cost for our customers.  It’s what our companies are committed to and what our utility customers deserve,” added Lau.

HAWAIIAN ELECTRIC COMPANY CONTINUES INVESTMENTS TO INTEGRATE MORE RENEWABLE ENERGY AND BETTER SERVE CUSTOMERS

Hawaiian Electric Company’s1 net income for the second quarter of 2013 was $28.7 million compared to $29.4 million in the second quarter of 2012.  The following items were significant factors in the quarter (on an after-tax basis):

•                 Net revenues2 were flat compared to the second quarter of 2012 as $3 million for additional recovery of costs at the Oahu utility was offset by a net $3 million decrease at the Maui County utility primarily due to the customer refund granted in its recent final rate case decision.

•                 Depreciation expense was $2 million higher with increasing investments for improved customer reliability, greater system efficiency and integration of more renewable energy.

1  Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

2 Net revenues represent the after-tax impact of “Operating revenues” less the following operating expenses which are largely pass through items in revenues: “fuel oil”, “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company Consolidated Statements of Income.

Hawaiian Electric Industries, Inc. News Release

August 8, 2013

•                 Operations and maintenance (O&M) expenses3 were $2 million lower in the second quarter of 2013 compared to the same quarter last year largely due to temporary delays in overhauls and reversals of previously expensed costs.  These reductions in expenses were partially offset by higher customer service costs.

AMERICAN SAVINGS BANK CONTINUES TO DELIVER SOLID PERFORMANCE

American Savings Bank’s (American) net income for the second quarter of 2013 was $15.9 million compared to $14.2 million in both the first, or linked, quarter of 2013 and in the second quarter of 2012.  Second quarter 2013 net income was $1.8 million higher than the linked quarter primarily driven by (on an after-tax basis) a lower provision for loan losses of $2 million, $1 million of which related to the strategic third quarter sale of American’s credit card portfolio, and $1 million higher gains on sales of investment securities.  These increases were largely offset by lower mortgage banking income and higher noninterest expense.

Compared to the second quarter of 2012, net income improved by $1.7 million.  The increase was primarily driven by a lower provision for loan losses and higher gains on sales of investment securities as discussed above.  These increases were partially offset by higher noninterest expense due to targeted staffing and information technology expense increases.

Overall, American achieved solid profitability in the second quarter of 2013 with a return on average equity of 12.6% and a return on average assets of 1.25%.

Also, refer to the American news release issued on July 30, 2013.

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $4.0 million in the second quarter of 2013 compared to $4.8 million in the second quarter of 2012.  The lower net loss was due to lower administrative and general expenses and interest expense.

3 Excludes expenses covered by surcharges or by third parties.  In the second quarter of 2013 and 2012, these expenses were $2 million and $1 million, respectively.

Hawaiian Electric Industries, Inc. News Release

August 8, 2013

WEBCAST AND CONFERENCE CALL

Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its second quarter 2013 earnings on Thursday, August 8, 2013, at 11:00 a.m. Hawaii time (5:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (877) 415-3186, passcode:  97287517 for the teleconference call.  The presentation for the webcast will be on HEI’s website under the headings “Investor Relations,” “News & Events” and “Presentations & Webcasts.”  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing material information, as well as other important information.  Such disclosures will be included on HEI’s website in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American’s press releases, HEI’s and HECO’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts.  Also, at the Investor Relations section of HEI’s website, investors may sign up to receive e-mail alerts (based on each investor’s selected preferences).  The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference.  Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.  No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s SEC filings.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through August 22, 2013, by dialing (888) 286-8010, passcode: 60955453.

HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar

Hawaiian Electric Industries, Inc. News Release

August 8, 2013

expressions.  In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and HEI’s subsequent periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made.  Except to the extent required by the federal securities laws, HEI, HECO, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months		Six months
	ended June 30		ended June 30
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenues
Electric utility	$730,688	$789,552	$1,449,961	$1,539,162
Bank	66,027	64,721	130,783	129,973
Other	15	(5)	50	(7)
Total revenues	796,730	854,268	1,580,794	1,669,128
Expenses
Electric utility	669,550	728,056	1,335,870	1,420,412
Bank	41,322	42,847	84,327	85,187
Other	3,488	3,959	7,570	8,307
Total expenses	714,360	774,862	1,427,767	1,513,906
Operating income (loss)
Electric utility	61,138	61,496	114,091	118,750
Bank	24,705	21,874	46,456	44,786
Other	(3,473)	(3,964)	(7,520)	(8,314)
Total operating income	82,370	79,406	153,027	155,222
Interest expense–other than on deposit liabilities and other bank borrowings	(19,613)	(20,199)	(39,401)	(38,738)
Allowance for borrowed funds used during construction	398	893	1,128	1,763
Allowance for equity funds used during construction	1,560	1,997	2,775	3,937
Income before income taxes	64,715	62,097	117,529	122,184
Income taxes	23,654	22,824	42,316	44,122
Net income	41,061	39,273	75,213	78,062
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$40,588	$38,800	$74,267	$77,116
Basic earnings per common share	$0.41	$0.40	$0.75	$0.80
Diluted earnings per common share	$0.41	$0.40	$0.75	$0.80
Dividends per common share	$0.31	$0.31	$0.62	$0.62
Weighted-average number of common shares outstanding	98,660	96,693	98,399	96,430
Adjusted weighted-average shares	99,249	96,979	98,961	96,819

Net income (loss) for common stock by segment
Electric utility	$28,693	$29,376	$53,122	$56,676
Bank	15,919	14,189	30,074	30,066
Other	(4,024)	(4,765)	(8,929)	(9,626)
Net income for common stock	$40,588	$38,800	$74,267	$77,116
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$32,283	$40,350	$65,901	$78,977
Return on average common equity (twelve months ended)[1]			8.5%	10.4%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

1  On a core basis, 2013 and 2012 return on average common equity (twelve months ended June 30) were 10.0% and 10.7%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(dollars in thousands)	2013	2012
Assets
Cash and cash equivalents	$153,712	$219,662
Accounts receivable and unbilled revenues, net	359,259	362,823
Available-for-sale investment and mortgage-related securities	560,172	671,358
Investment in stock of Federal Home Loan Bank of Seattle	94,281	96,022
Loans receivable held for investment, net	3,912,630	3,737,233
Loans held for sale, at lower of cost or fair value	34,073	26,005
Property, plant and equipment, net of accumulated depreciation of $2,161,681 in 2013 and $2,125,286 in 2012	3,701,905	3,594,829
Regulatory assets	885,025	864,596
Other	454,898	494,414
Goodwill	82,190	82,190
Total assets	$10,238,145	$10,149,132
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$175,038	$212,379
Interest and dividends payable	25,503	26,258
Deposit liabilities	4,276,243	4,229,916
Short-term borrowings—other than bank	125,786	83,693
Other bank borrowings	187,884	195,926
Long-term debt, net—other than bank	1,422,877	1,422,872
Deferred income taxes	474,197	439,329
Regulatory liabilities	336,065	322,074
Contributions in aid of construction	419,337	405,520
Defined benefit pension and other postretirement benefit plans liability	639,898	656,394
Other	496,375	526,613
Total liabilities	8,579,203	8,520,974

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	-	-
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 99,044,053 shares in 2013 and 97,928,403 shares in 2012	1,429,371	1,403,484
Retained earnings	230,067	216,804
Accumulated other comprehensive loss, net of tax benefits	(34,789)	(26,423)
Total shareholders’ equity	1,624,649	1,593,865
Total liabilities and shareholders’ equity	$10,238,145	$10,149,132

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$75,213	$78,062
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation of property, plant and equipment	79,843	75,517
Other amortization	2,868	2,999
Provision for loan losses	899	5,924
Loans receivable originated and purchased, held for sale	(128,276)	(161,344)
Proceeds from sale of loans receivable, held for sale	148,243	161,713
Change in deferred income taxes	40,403	41,541
Change in excess tax benefits from share-based payment arrangements	(445)	(40)
Allowance for equity funds used during construction	(2,775)	(3,937)
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	3,564	(42,428)
Decrease (increase) in fuel oil stock	43,974	(35,893)
Increase in regulatory assets	(37,586)	(35,476)
Increase (decrease) in accounts, interest and dividends payable	(43,384)	3,578
Change in prepaid and accrued income taxes and utility revenue taxes	(33,822)	(12,998)
Contributions to defined benefit pension and other postretirement benefit plans	(41,521)	(53,356)
Other increase in defined benefit pension and other postretirement benefit plans liability	41,191	31,204
Change in other assets and liabilities	(17,597)	(58,638)
Net cash provided by (used in) operating activities	130,792	(3,572)
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(39,721)	(93,808)
Principal repayments on available-for-sale investment and mortgage-related securities	62,819	75,407
Proceeds from sale of available-for-sale investment and mortgage-related ssecurities	71,367	3,548
Net increase in loans held for investment	(201,184)	(61,214)
Proceeds from sale of real estate acquired in settlement of loans	5,712	6,036
Capital expenditures	(158,830)	(145,263)
Contributions in aid of construction	17,188	26,981
Other	2,364	-
Net cash used in investing activities	(240,285)	(188,313)
Cash flows from financing activities
Net increase in deposit liabilities	46,326	66,709
Net increase in short-term borrowings with original maturities of three months or less	42,093	27,419
Net decrease in retail repurchase agreements	(8,054)	(14,556)
Proceeds from other bank borrowings	25,000	-
Repayments of other bank borrowings	(25,000)	-
Proceeds from issuance of long-term debt	50,000	417,000
Repayment of long-term debt	(50,000)	(328,500)
Change in excess tax benefits from share-based payment arrangements	445	40
Net proceeds from issuance of common stock	11,994	11,909
Common stock dividends	(48,921)	(47,851)
Preferred stock dividends of subsidiaries	(946)	(946)
Other	606	(2,055)
Net cash provided by financing activities	43,543	129,169
Net decrease in cash and cash equivalents	(65,950)	(62,716)
Cash and cash equivalents, beginning of period	219,662	270,265
Cash and cash equivalents, end of period	$153,712	$207,549

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended		Six months ended
	June 30		June 30
(dollars in thousands, except per barrel amounts)	2013	2012	2013	2012

Operating revenues	$728,793	$787,685	$1,444,990	$1,535,623
Operating expenses
Fuel oil	289,278	331,064	594,378	658,903
Purchased power	178,444	188,352	331,808	353,141
Other operation	66,184	64,516	137,607	126,365
Maintenance	27,340	31,235	57,042	61,273
Depreciation	38,590	36,133	76,870	72,615
Taxes, other than income taxes	68,759	76,304	136,446	147,299
Income taxes	18,333	18,574	32,428	35,939
Total operating expenses	686,928	746,178	1,366,579	1,455,535
Operating income	41,865	41,507	78,411	80,088
Other income
Allowance for equity funds used during construction	1,560	1,997	2,775	3,937
Other, net	940	1,414	3,252	2,723
Income tax benefit (expense)	8	(51)	(291)	(95)
Total other income	2,508	3,360	5,736	6,565
Interest and other charges
Interest on long-term debt	14,614	15,323	29,228	29,706
Amortization of net bond premium and expense	647	661	1,294	1,406
Other interest charges (credits)	318	(99)	633	(370)
Allowance for borrowed funds used during construction	(398)	(893)	(1,128)	(1,763)
Total interest and other charges	15,181	14,992	30,027	28,979
Net income	29,192	29,875	54,120	57,674
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to HECO	28,963	29,646	53,662	57,216
Preferred stock dividends of HECO	270	270	540	540
Net income for common stock	$28,693	$29,376	$53,122	$56,676
Comprehensive income attributable to HECO	$28,710	$29,451	$53,157	$56,828
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
HECO	1,702	1,713	3,293	3,409
HELCO	265	265	528	536
MECO	280	279	549	563
	2,247	2,257	4,370	4,508
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	69.3	68.0	67.6	67.6
Cooling degree days (Oahu)	1,114	1,150	1,903	2,011
Average fuel oil cost per barrel	$129.94	$145.27	$131.49	$139.63
			Twelve months ended
			June 30
Return on average common equity (%) (simple average)[1]			2013	2012
HECO			6.80	9.44
HELCO			5.18	8.77
MECO			7.39	6.11
HECO Consolidated			6.58	8.73

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

1     On a core basis, the 2013 and 2012 return on average common equity (twelve months ended June 30) were 8.7% and 10.1%, respectively for HECO;  6.4% and 8.8%, respectively for HELCO; 8.8% and 6.1%, respectively for MECO and 8.3% and 9.1% respectively, for HECO Consolidated.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(dollars in thousands, except par value)	2013	2012
Assets
Utility plant, at cost
Land	$51,622	$51,568
Plant and equipment	5,492,118	5,364,400
Less accumulated depreciation	(2,082,532)	(2,040,789)
Construction in progress	166,902	151,378
Net utility plant	3,628,110	3,526,557
Current assets
Cash and cash equivalents	8,617	17,159
Customer accounts receivable, net	196,643	210,779
Accrued unbilled revenues, net	139,187	134,298
Other accounts receivable, net	10,059	28,176
Fuel oil stock, at average cost	117,445	161,419
Materials and supplies, at average cost	58,224	51,085
Prepayments and other	38,301	32,865
Regulatory assets	63,672	51,267
Total current assets	632,148	687,048
Other long-term assets
Regulatory assets	821,353	813,329
Unamortized debt expense	9,948	10,554
Other	70,260	71,305
Total other long-term assets	901,561	895,188
Total assets	$5,161,819	$5,108,793
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding
14,665,264 in 2013 and 2012	$97,788	$97,788
Premium on capital stock	468,045	468,045
Retained earnings	919,606	907,273
Accumulated other comprehensive loss, net of tax benefits	(935)	(970)
Common stock equity	1,484,504	1,472,136
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,147,877	1,147,872
Total capitalization	2,666,674	2,654,301
Current liabilities
Short-term borrowings from nonaffiliates	53,992	-
Accounts payable	150,877	186,824
Interest and preferred dividends payable	20,325	21,092
Taxes accrued	218,850	251,066
Other	77,895	62,879
Total current liabilities	521,939	521,861
Deferred credits and other liabilities
Deferred income taxes	456,952	417,611
Regulatory liabilities	327,254	322,074
Unamortized tax credits	69,526	66,584
Defined benefit pension and other postretirement benefit plans liability	605,026	620,205
Other	95,111	100,637
Total deferred credits and other liabilities	1,553,869	1,527,111
Contributions in aid of construction	419,337	405,520
Total capitalization and liabilities	$5,161,819	$5,108,793

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarter ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$54,120	$57,674
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation of property, plant and equipment	76,870	72,615
Other amortization	2,884	2,770
Change in deferred income taxes	38,780	42,524
Change in tax credits, net	2,997	2,880
Allowance for equity funds used during construction	(2,775)	(3,937)
Changes in assets and liabilities
Decrease (increase) in accounts receivable	32,253	(10,958)
Increase in accrued unbilled revenues	(4,889)	(32,053)
Decrease (increase) in fuel oil stock	43,974	(35,893)
Increase in materials and supplies	(7,139)	(7,599)
Increase in regulatory assets	(37,586)	(35,476)
Increase (decrease) in accounts payable	(41,234)	5,931
Change in prepaid and accrued income taxes and utility revenue taxes	(38,123)	(21,141)
Contributions to defined benefit pension and other postretirement benefit plans	(40,586)	(52,086)
Other increase in defined benefit pension and other postretirement benefit plans liability	41,575	31,166
Change in other assets and liabilities	(9,419)	(37,942)
Net cash provided by (used in) operating activities	111,702	(21,525)
Cash flows from investing activities
Capital expenditures	(150,251)	(141,618)
Contributions in aid of construction	17,188	26,981
Other	623	-
Net cash used in investing activities	(132,440)	(114,637)
Cash flows from financing activities
Common stock dividends	(40,789)	(36,522)
Preferred stock dividends of HECO and subsidiaries	(998)	(998)
Proceeds from issuance of long-term debt	-	417,000
Repayment of long-term debt	-	(328,500)
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	53,992	44,242
Other	(9)	(1,929)
Net cash provided by financing activities	12,196	93,293
Net decrease in cash and cash equivalents	(8,542)	(42,869)
Cash and cash equivalents, beginning of the period	17,159	48,806
Cash and cash equivalents, end of period	$8,617	$5,937

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30
(in thousands)	2013	2013	2012	2013	2012
Interest income
Interest and fees on loans	$43,624	$42,603	$44,473	$86,227	$89,361
Interest on investment and mortgage-related securities	3,234	3,464	3,297	6,698	7,102
Total interest income	46,858	46,067	47,770	92,925	96,463
Interest expense
Interest on deposit liabilities	1,296	1,312	1,696	2,608	3,475
Interest on other borrowings	1,178	1,164	1,214	2,342	2,475
Total interest expense	2,474	2,476	2,910	4,950	5,950
Net interest income	44,384	43,591	44,860	87,975	90,513
Provision (credit) for loan losses	(959)	1,858	2,378	899	5,924
Net interest income after provision (credit) for loan losses	45,343	41,733	42,482	87,076	84,589
Noninterest income
Fees from other financial services	7,996	7,643	7,463	15,639	14,800
Fee income on deposit liabilities	4,433	4,314	4,322	8,747	8,600
Fee income on other financial products	1,780	1,794	1,532	3,574	3,081
Mortgage banking income	2,003	3,346	2,185	5,349	4,220
Gain on sale of securities	1,226	-	134	1,226	134
Other income	1,731	1,592	1,315	3,323	2,675
Total noninterest income	19,169	18,689	16,951	37,858	33,510
Noninterest expense
Compensation and employee benefits	20,063	20,088	18,696	40,151	37,342
Occupancy	4,219	4,123	4,241	8,342	8,466
Data processing	2,827	2,987	2,489	5,814	4,600
Services	2,328	2,103	2,221	4,431	4,004
Equipment	1,870	1,774	1,807	3,644	3,537
Other expense	8,500	7,595	8,106	16,095	14,813
Total noninterest expense	39,807	38,670	37,560	78,477	72,762
Income before income taxes	24,705	21,752	21,873	46,457	45,337
Income taxes	8,786	7,597	7,684	16,383	15,271
Net income	$15,919	$14,155	$14,189	$30,074	$30,066
Comprehensive income	$7,340	$15,484	$15,456	$22,824	$31,355

OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.25	1.12	1.15	1.19	1.22
Return on average equity	12.56	11.28	11.35	11.93	12.11
Return on average tangible common equity	15.00	13.49	13.58	14.25	14.50
Net interest margin	3.79	3.78	3.97	3.79	4.01
Net charge-offs to average loans outstanding	0.08	0.12	0.19	0.10	0.24
Efficiency ratio	62	61	60	62	58
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.56	1.89	1.84
Allowance for loan losses to loans outstanding	1.04	1.11	1.06
Tier-1 leverage ratio *	9.3	9.1	9.2
Total risk-based capital ratio *	12.5	12.8	12.8
Tangible common equity to total assets	8.42	8.38	8.58
Dividend paid to HEI (via ASHI) ($ in millions)	10	10	10	20	20
* Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

BALANCE SHEETS DATA

(Unaudited)

	June 30,	December 31,
(in thousands)	2013	2012
Assets
Cash and cash equivalents	$143,912	$184,430
Available-for-sale investment and mortgage-related securities	560,172	671,358
Investment in stock of Federal Home Loan Bank of Seattle	94,281	96,022
Loans receivable held for investment	3,953,634	3,779,218
Allowance for loan losses	(41,004)	(41,985)
Loans receivable held for investment, net	3,912,630	3,737,233
Loans held for sale, at lower of cost or fair value	34,073	26,005
Other	241,513	244,435
Goodwill	82,190	82,190
Total assets	$5,068,771	$5,041,673

Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing	$1,168,937	$1,164,308
Deposit liabilities–interest-bearing	3,107,306	3,065,608
Other borrowings	187,884	195,926
Other	102,516	117,752
Total liabilities	4,566,643	4,543,594

Common stock	334,937	333,712
Retained earnings	189,837	179,763
Accumulated other comprehensive loss, net of tax benefits	(22,646)	(15,396)
Total shareholder’s equity	502,128	498,079
Total liabilities and shareholder’s equity	$5,068,771	$5,041,673

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES

HEI and HECO management use certain non-GAAP measures to evaluate the performance of the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the utility’s core operating activities. Core earnings as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for both the utility and HEI consolidated and the corresponding adjusted return on average common equity (ROACE).

The reconciling adjustments from GAAP earnings to core earnings are limited to the settlement charges for the partial write-off of utility assets in 2012 and 2011. For more information on the settlement charge recorded in 2012, see the Form 8-K filed on March 20, 2013.

Management does not consider these items to be representative of the company’s fundamental core earnings.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

	Net Income
	Twelve months ended
	June 30,
(in millions)	2013	2012

GAAP (as reported)	$135.8	$159.7

Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	24.4	-

Settlement agreement for the partial writedown of the East Oahu Transmission Project (EOTP) Phase I costs	-	5.7

Non-GAAP (core)	$160.2	$165.5

Note: Columns may not foot due to rounding

	Twelve months ended
	June 30,
Other measures:	2013	2012

Return on average common equity (ROACE) (simple average):
Based on GAAP	8.5%	10.4%
Based on non-GAAP (core)[2]	10.0%	10.7%

1  U.S. Generally Accepted Accounting Principles.

2 Calculated as core net income divided by average GAAP common equity.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

RECONCILIATION OF GAAP1 TO NON-GAAP MEASURES

(Unaudited)

	Net Income
	Twelve months ended
	June 30,
(in millions)	2013	2012
GAAP (as reported)	$95.7	$120.4
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	24.4	-
Settlement agreement for the partial writedown of the EOTP Phase I costs	-	5.7
Non-GAAP (core)	$120.2	$126.2
Note: Columns may not foot due to rounding
	Twelve months ended
	June 30,
Other measures:	2013	2012
Return on average common equity (ROACE) (simple average):
Based on GAAP	6.6%	8.7%
Based on non-GAAP (core)[2]	8.3%	9.1%

	Hawaiian Electric Company,		Hawaii Electric Light		Maui Electric Company,
	Inc. (HECO, Oahu)		Company, Inc. (HELCO)		Limited (MECO)
	Net Income		Net Income		Net Income
	Twelve months ended		Twelve months ended		Twelve months ended
	June 30,		June 30,		June 30,
(in millions)	2013	2012	2013	2012	2013	2012
GAAP (as reported)	$64.0	$81.5	$14.4	$24.6	$17.3	$14.3
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	17.7	-	3.4	-	3.4	-

Settlement agreement for the partial writedown of the EOTP Phase I costs	-	5.7	-	-	-	-

Non-GAAP (core)	$81.7	$87.3	$17.8	$24.6	$20.7	$14.3
Note: Columns may not foot due to rounding

	Twelve months ended		Twelve months ended		Twelve months ended
	June 30,		June 30,		June 30,
Other measures:	2013	2012	2013	2012	2013	2012

Return on average common equity (ROACE) (simple average):
Based on GAAP	6.8%	9.4%	5.2%	8.8%	7.4%	6.1%
Based on non-GAAP (core)[2]	8.7%	10.1%	6.4%	8.8%	8.8%	6.1%

1  U.S. Generally Accepted Accounting Principles.

2 Calculated as core net income divided by average GAAP common equity.